Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of E2open Parent Holdings, Inc. (the “Company”) on Form 10-Q for the period ending November 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 9, 2023	By:	/s/ Marje Armstrong
	Name:	Marje Armstrong
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)